UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 4, 2007

AMERICAN SKIING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13057	04-3373730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

136 HEBER AVENUE, SUITE 303, PARK CITY, UTAH 84060
(Address of principal executive offices)

Registrant’s telephone number, including area code: (435) 615-0340

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 4, 2007, American Skiing Company (the “Company”) and its subsidiaries S-K-I Ltd (“SKI”), Sunday River Skiway Corporation (“SRSC”) and Sugarloaf Mountain Corporation (“SMC”) entered into a purchase agreement (the “Purchase Agreement”) with Boyne USA, Inc. (“Boyne”) pursuant to which the Company has agreed to sell, and Boyne has agreed to purchase, all of the Company’s stock in SRSC, the owner and operator of the Sunday River ski resort (“Sunday River”), and SMC, the owner and operator of the Sugarloaf/USA ski resort (“Sugarloaf/USA”).  The purchase price to be paid for SRSC and SMC by Boyne is $77.0 million in cash, plus the assumption of approximately $2.0 million in debt and other liabilities.  The purchase price is subject to certain customary adjustments, including reimbursement of the Company for pre-closing capital expenditures of SRSC and SMC, as set forth in the Purchase Agreement.

The closing on the sale of the Sunday River and Sugarloaf/USA resorts is subject to the satisfaction of customary contingencies, including the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.  The Purchase Agreement is also subject to the approval of the stockholders of American Skiing Company.

The Purchase Agreement contains customary covenants and agreements of the parties, including with respect to the operation of SRSC’s and SMC’s business in the ordinary course between signing and closing, public disclosure, employee matters, non-solicitation of employees and similar matters.  The Purchase Agreement also contains covenants with respect to existing reciprocal rights and other transitional matters.    The Purchase Agreement contains customary indemnification obligations.

The Purchase Agreement may be terminated by mutual agreement of the parties or by either party upon a breach that remains uncured for 30 days notice or if the transaction is not consummated by July 31, 2007.  The Company expects the transaction to close on or before July 31, 2007.  The Company expects to use the net proceeds from the sale for working capital purposes or as otherwise determined by the board of directors of the Company.

Certain statements contained in this Report constitute forward-looking statements under U.S. federal securities laws. These forward-looking statements reflect our current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties. In addition to factors discussed above, other factors that could cause actual results, performances or achievements to differ materially from those projected include factors listed from time to time in our documents we have filed with the Securities and Exchange Commission. We caution the reader that this list is not exhaustive. We operate in a changing business environment and new risks arise from time to time. The forward-looking statements included in this Report are made only as of the date of this Report and we do not have or undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances other than as required by applicable federal securities laws.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

Exhibit 99.1            Press Release dated June 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 5, 2007	American Skiing Company

	By:	/s/ Foster A. Stewart, Jr.
	Name:	Foster A. Stewart, Jr.
	Title:	Senior Vice President and General Counsel

INDEX TO EXHIBITS

99.1         Press Release dated June 5, 2007